Registration No. 333-138715

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	57-1150621
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Executive Drive, Suite 340
West Orange, New Jersey 07052

(Address of principal executive offices)

LINCOLN EDUCATIONAL SERVICES CORPORATION
2006 EMPLOYEE STOCK PURCHASE PLAN

 (Full title of the plan)

Shaun E. McAlmont
Chief Executive Officer
Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey 07052
(973) 736-9340
(Name, address and telephone number of agent for service)

Copies to:
John J. Cannon, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-8159

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-138715 (the “2006 Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Lincoln Educational Services Corporation (the “Company”) that were registered for issuance pursuant to Lincoln Educational Services Corporation 2006 Employee Stock Purchase Plan (the “Plan”).  The 2006 Registration Statement registered 1,000,000 Shares issuable pursuant to the Plan to employees of the Company.  The 2006 Registration Statement is hereby amended to deregister all Shares that were previously registered and remain unsold or otherwise unissued under the Plan.

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SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey on April 30, 2013.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/	Cesar Ribeiro
Name:		Cesar Ribeiro
Title:		Executive Vice President, Chief Financial Officer and Treasurer

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